UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2014

Parametric Sound Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-35465	27-2767540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13771 Danielson Street, Suite L

Poway, California 92064

(Address of Principal Executive Offices)

888-477-2150

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On January 15, 2014, Parametric Sound Corporation (the “Company”) completed the merger (the “Merger”) of its wholly-owned subsidiary, Paris Acquisition Corp., a Delaware corporation (“Merger Sub”), with and into VTB Holdings, Inc., a Delaware corporation (“VTBH”), in accordance with the terms and conditions of the Agreement and Plan of Merger dated August 5, 2013 among the Company, VTBH and Merger Sub (the “Merger Agreement”). As a result of the Merger, VTBH, the surviving entity in the Merger, became a wholly-owned subsidiary of the Company.

Item 1.01	Entry into a Material Definitive Agreement.

Effectiveness of Stock-Based Incentive Compensation Plan and Annual Incentive Bonus Plan

Effective upon completion of the Merger on January 15, 2014, the Company adopted the Parametric Sound Corporation 2013 Stock-Based Incentive Compensation Plan and the Parametric Sound Corporation Annual Incentive Bonus Plan (collectively the “Plans”). The Plans were approved by the Company’s stockholders at the Special Meeting (as defined below), and by the Company’s Board of Directors, but were not to be effective in accordance with their terms until the completion of the Merger.

For a description of the material features of the Plans, please refer to the sections entitled “Proposal 4 – Approval of the 2013 Stock-Based Incentive Compensation Plan” and “Proposal 5 – Approval of the Annual Incentive Bonus Plan” in the Company’s Definitive Proxy Statement (the “Proxy Statement”) on Schedule 14A for the special meeting of stockholders held on December 27, 2013 (the “Special Meeting”), a copy of which was filed with the Securities and Exchange Commission on December 3, 2013, and is incorporated herein by reference.

Turtle Beach Credit Facility

The disclosure in Item 2.03 of this Current Report on Form 8-K (this “Current Report”) is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 15, 2014, the Company completed the Merger in accordance with the terms of the Merger Agreement. As a result of the Merger, VTBH, the surviving entity in the Merger, became a wholly-owned subsidiary of the Company.

In connection with the Merger, the Company issued to the former holders of VTBH common stock and Series A Preferred Stock an aggregate of 30,227,100 shares of Company common stock, par value $0.001 per share (“Common Stock”). The number of shares of Common Stock issued was computed in accordance with the formula specified in the Merger Agreement using a Per Share Number (as defined in the Merger Agreement) of 0.35997. In addition, in accordance with the terms of the Merger Agreement, all outstanding options to purchase shares of VTBH common stock were converted into options to purchase shares of Common Stock and were assumed by the Company (the “Converted Options”). These newly issued shares of Common Stock, together with the Converted Options, represent approximately 80% of the total issued and outstanding shares of Common Stock, on a fully-diluted basis.

For accounting purposes, the Merger is treated as a “reverse acquisition” and VTBH is considered the accounting acquirer. Accordingly, VTBH’s historical results of operations will replace the Company’s historical results of operations for all periods prior to the Merger, and for all periods following the Merger, the results of operations of both companies will be included in the Company’s financial statements.

The foregoing description of the Merger Agreement is not complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 5, 2013, the terms of which are incorporated herein by reference. For further details on the Merger and the transactions contemplated by the Merger Agreement, see the section entitled “The Merger” in the Proxy Statement, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Turtle Beach Credit Facility

On January 15, 2014, in connection with the consummation of the Merger, the Company and its subsidiaries entered into a Joinder Agreement, dated as of January 15, 2014, between the Company and PNC Bank, National Association (“PNC”), as administrative agent, and a Guaranty Agreement, dated as of January 15, 2014, among the

Company’s subsidiaries and PNC (collectively the “Joinder and Guarantee”) and became an obligor and guarantor under the Credit Agreement, dated as of August 22, 2012, as amended (the “Credit Agreement”), among VTBH, Voyetra Turtle Beach, Inc., a Delaware corporation and wholly-owned subsidiary of VTBH (together with VTBH, “Turtle Beach”), PNC, as administrative agent for the lenders, and the lenders party thereto. The Credit Agreement provides for term loans and a revolving line of credit (together, the “Credit Facility”).

On January 15, 2014, Turtle Beach and PNC entered into a third amendment (the “Third Amendment”) to the Credit Agreement to permit Turtle Beach to incur an additional $7.0 million of subordinated indebtedness (as described under the heading “Subordinated Debt” below), provide for the repayment of the term loan portion of the Credit Facility by February 28, 2014, change the maturity of the revolving line of credit portion of the Credit Facility to September 27, 2014, reduce the commitments under the revolving line of credit to $35.0 million after March 1, 2014, increase the margin pursuant to which interest on outstanding amounts under the Credit Facility is calculated by 0.75%, and modify the financial covenants contained in the Credit Agreement, as described below. As of January 15, 2014, the outstanding balance of the term loans under the Credit Facility was $7.5 million and the outstanding balance of the revolving line of credit was approximately $39.7 million.

As amended by the Third Amendment, the Credit Facility contains certain affirmative and negative covenants that restrict the Company’s and Turtle Beach’s ability to take certain actions, including the payment of dividends to stockholders of the Company and the incurrence of additional indebtedness. The Company is required to dissolve HyperSound Health, Inc. within two days of the closing of the Merger. Turtle Beach is also required to comply with the following financial covenants: (i) a maximum total leverage ratio of between 2.00 and 3.50 to 1 (with total leverage defined as the ratio of total debt outstanding to EBITDA); (ii) a minimum trailing twelve months EBITDA amount of $12 million; (iii) a maximum amount of capital expenditures that can be incurred during a given fiscal year of between $10 million and $12.5 million; and (iv) a minimum liquidity level of between $5 million and $10 million (with liquidity defined as the sum of cash on hand and availability under the revolving line of credit). The levels at which these covenants are set vary over the remaining term of the Credit Agreement. The Third Amendment removed the financial covenant requiring the Company to achieve a specified total fixed charge coverage ratio that previously existed in the Credit Agreement.

As of January 15, 2014 the interest rate on the outstanding balance of the term loans was 6.50% and the interest rates on the outstanding balances under the revolving line of credit was 6.50% and 7.25%.

In connection with the Joinder and Guarantee, the Company granted a first-priority lien on substantially all of the Company’s assets to the lenders under the Credit Facility. Failure by the Company or Turtle Beach to comply with the financial covenants described above and other restrictions contained in the Credit Agreement could result in a default which could cause the lender to accelerate the timing of payments and exercise its lien on substantially all of the Company’s and Turtle Beach’s assets.

The foregoing descriptions of the Joinder and Guarantee, the Credit Agreement and the Third Amendment are not complete and are subject to, and qualified in their entirety by, the full text of such documents, which are attached to this Current Report as Exhibits 10.1 through 10.6, and are incorporated herein by reference. For a further description of the Credit Facility and the Credit Agreement, refer to the sections entitled “Turtle Beach’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Debt Obligations” and “Risk Factors—Risks Related to Turtle Beach’s Business” in the Proxy Statement, which are incorporated herein by reference.

Subordinated Note

In connection with the Third Amendment, on January 15, 2014, Turtle Beach issued a $7.0 million Subordinated Note (the “Subordinated Note”) to SG VTB Holdings, LLC, an affiliate of the Company, the proceeds of which were applied against the outstanding balance of the term loan under the Credit Facility. The Subordinated Note bears interest at a rate of (i) 10% per annum until December 31, 2014 (which is the maturity date of the Subordinated Note) and (ii) 20% per annum for all periods thereafter, with interest accruing and being added to the principal amount of the Subordinated Note quarterly.

The foregoing description of the Subordinated Note is not complete and is subject to, and qualified in its entirety by, the full text of the Subordinated Note, which is attached to this Current Report as Exhibit 10.10, and is incorporated herein by reference. For a description of the additional subordinated indebtedness issued by Turtle Beach, see the section entitled “Management of Parametric Following the Merger—Certain Relationships and Related Transactions Involving Turtle Beach and its Affiliates—Subordinated Notes” in the Proxy Statement, which is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure in Item 2.03 of this Current Report is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

Immediately after the closing of, and giving effect to, the Merger, the former VTBH security holders (including option holders) held approximately 80% of the issued and outstanding shares of Common Stock on a fully diluted basis, while the security holders of the Company immediately prior to the Merger held approximately 20% of the issued and outstanding shares of Common Stock on a fully diluted basis, and accordingly, a change of control of the Company occurred on January 15, 2014.

The disclosure in Item 2.01 of this Current Report is incorporated herein by reference. For further details on the Merger and the transactions contemplated by the Merger Agreement, see the section entitled “The Merger” in the Proxy Statement, which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the completion of the Merger and in accordance with the terms of the Merger Agreement, the Board of Directors increased its size from five directors to nine, and the following directors of the Company resigned, effective at completion of the Merger: James L. Honore, Robert M. Kaplan, Ph.D. and Elwood G. Norris. The executive officers of the Company also resigned effective at completion of the Merger: Kenneth F. Potashner as Executive Chairman, Mr. Norris as President, and James A. Barnes as Chief Financial Officer, Treasurer and Secretary.

Immediately following completion of the Merger, Mr. Potashner and Andrew Wolfe, Ph.D. (the two remaining directors), appointed the following individuals to fill five of the seven vacancies on the Board of Directors to serve, effective immediately following completion of the Merger and until the Company’s next annual meeting of stockholders, until their respective successors are elected and qualified or until their earlier resignation or removal: Kenneth A. Fox, Ronald Doornink, Juergen Stark, William E. Keitel and Laureen DeBuono.

Immediately following the completion of the Merger, the Board of Directors appointed Mr. Doornink Chairman of the Board, determined that Mr. Keitel, Ms. DeBuono and Dr. Wolfe were independent within the meaning of the independent director standards of the Securities and Exchange Commission and under the NASDAQ Stock Market qualification standards, and reconstituted the following committees of the Board of Directors as follows, effective immediately:

•	Audit Committee: William E. Keitel (Chair), Laureen DeBuono and Andrew Wolfe, Ph.D.

•	Compensation Committee: Ronald Doornink (Chair), William E. Keitel and Kenneth F. Potashner.

At the same time, the Board of Directors established the following committee of the Board of Directors, effective immediately:

•	Compliance and Governance Committee: Laureen DeBuono (Chair), Ronald Doornink and Kenneth A. Fox.

The Board of Directors also appointed the following individuals to serve as executive officers of the Company effective immediately and until their successors have been duly elected and qualified or until their earlier resignation or removal:

Name	Office(s)
Juergen Stark	Chief Executive Officer and President
John Hanson	Chief Financial Officer, Treasurer and Secretary

Mr. Hanson also replaced Mr. Barnes as principal accounting officer of the Company.

Prior to the closing of the Merger, Mr. Stark and Mr. Hanson, as well as several other employees of Turtle Beach, entered into lock-up agreements substantially in the form of the form of lock-up agreement attached to this Current Report as Exhibit 10.13 (which is incorporated herein by reference), pursuant to which they agreed they will not sell or otherwise transfer any stock or options of the Company for a period of six months following the closing of the Merger, subject to certain limited exceptions.

Further information about the compensation of Mr. Stark and Mr. Hanson, and about transactions with Mr. Stark, Mr. Fox and Mr. Doornink required to be disclosed under Items 5.02(c) and (d) of Form 8-K, is set forth in the section entitled “Management of Parametric Following the Merger” in the Company’s Proxy Statement filed with the SEC on December 3, 2013, and is incorporated herein by reference. Except as set forth in such section of the Proxy Statement and this Item 5.02, there are no transactions or arrangements that would be required to be disclosed under Items 5.02(d)(2), (4) or (5).

Item 5.03	Change in Fiscal Year.

Effective January 15, 2014, the Company changed its fiscal year end from September 30 to December 31. This change was made in order for the fiscal year end of the Company to correspond with the fiscal year end of VTBH and its subsidiaries.

As a result, any transitional financial information will be included in the Company’s Form 10-Q for the period ended March 31, 2014.

Item 8.01	Other Events

On January 15, 2014, Parametric issued a press release announcing the completion of the merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The audited consolidated financial statements of VTBH for the year ended December 31, 2013, required to be filed pursuant to Item 9.01(a) of Form 8-K, will be included in an amendment to this current report on Form 8-K, to be filed with the SEC within the required time period. The audited consolidated financial statements of VTBH for the years ended December 31, 2012, and December 31, 2011, and the unaudited interim financial statements of VTBH for the nine month periods ended September 28, 2013 and September 29, 2012, required to be filed pursuant to Item 9.01(a) of Form 8-K, were included in the Proxy Statement filed with the SEC on December 3, 2013, and are incorporated into this Current Report by reference.

(b) Pro forma financial information.

The unaudited pro forma financial information as of and for the year ended December 31, 2013 required to be filed pursuant to Item 9.01(b) of Form 8-K will be included in an amendment to this current report on Form 8-K, to be filed with the Securities and Exchange Commission within the required time period.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated August 5, 2013, among the Company, Merger Sub and VTBH (Incorporated by reference to Exhibit 2.1 to the Company’s current report on Form 8-K originally filed with the SEC on August 5, 2013).

10.1	Credit Agreement, dated August 22, 2012, among Voyetra Turtle Beach, Inc., as the Borrower, VTBH, the various financial institutions and other persons party thereto from time to time as Lenders, PNC Bank, National Association, as administrative and collateral agent for the Lenders, Swingline Lender and as the Issuer, PNC Capital Markets LLC, as a Joint Lead Arranger and Sole Bookrunner, Manufacturers and Traders Trust Company, Silicon Valley Bank, and Citibank, N.A., each as a Lender, Joint Lead Arranger and Co-Syndication Agent, and National Penn Bank and Sumitomo Mitsui Banking Corp., each as a Lender and Co-Documentation Agent.

10.2	Waiver and First Amendment, dated July 17, 2013, to the Credit Agreement, dated August 22, 2012, by and among Voyetra Turtle Beach, Inc., as the Borrower, VTBH, the various financial institutions and other Persons from time to time party thereto as Lenders, and PNC Bank, National Association, as administrative agent and collateral agent for the Lenders.

10.3	Second Amendment, dated August 5, 2013, to the Credit Agreement, dated August 22, 2012 (as amended), by and among Voyetra Turtle Beach, Inc., as the Borrower, VTBH, the various financial institutions and other Persons from time to time party thereto as Lenders, and PNC Bank, National Association, as administrative agent and collateral agent for the Lenders.

10.4	Third Amendment, dated January 15, 2014 , to the Credit Agreement, dated August 22, 2012 (as amended), by and among Voyetra Turtle Beach, Inc., as the Borrower, VTBH, the various financial institutions and other Persons from time to time party thereto as Lenders, and PNC Bank, National Association, as administrative agent and collateral agent for the Lenders.

10.5	Joinder Agreement, dated as of January 15, 2014, between the Company and PNC Bank, National Association as administrative agent.

10.6	Guaranty Agreement, dated as of January 15, 2014, among HyperSound Health, Inc., PSC Licensing Corp. and PNC, as administrative agent.

10.7	Subordinated Promissory Note, dated August 30, 2013, among VTBH and Juergen Stark.

10.8	Subordinated Promissory Note, dated August 30, 2013, among VTBH and SG VTB Holdings, LLC.

10.9	Subordinated Promissory Note, dated August 30, 2013, among VTBH and Doornink Revocable Living Trust dated December 17, 1996.

10.10	Subordinated Promissory Note, dated January 15, 2014, among VTBH and SG VTB Holdings, LLC.

10.11	Parametric Sound Corporation 2013 Stock-Based Incentive Compensation Plan (Incorporated by reference to Annex E to the Company’s Definitive Proxy Statement on Schedule 14A originally filed with the SEC on December 3, 2013).

10.12	Parametric Sound Corporation Annual Incentive Bonus Plan (Incorporated by reference to Annex F to the Company’s Definitive Proxy Statement on Schedule 14A originally filed with the SEC on December 3, 2013).

10.13	Form of Lock-up Agreement, among the Company, VTBH and certain officers and directors of VTBH.

23.1	Consent of BDO USA, LLP.

23.2	Consent of Freed Maxick CPAs, P.C.

99.1	Press release of the Company, dated January 15, 2014.

99.2	Consolidated balance sheets as of September 28, 2013 (unaudited) and December 31, 2012 and 2011, consolidated statements of operations and comprehensive (loss) income for the nine months ended September 28, 2013 and September 29, 2012 (unaudited) and for the years ended December 31, 2012 and 2011, consolidated statements of convertible preferred stock and of stockholders’ (deficit) equity for the cumulative period December 31, 2009 through September 28, 2013 (unaudited), consolidated statements of cash flows for the nine months ended September 28, 2013 and September 29, 2012 (unaudited) and for the years ended December 31, 2012 and 2011, and related notes thereto (Incorporated by reference to Annex D to the Company’s Definitive Proxy Statement on Schedule 14A originally filed with the SEC on December 3, 2013).

*	All exhibits and schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish the omitted exhibits and schedules to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 15, 2014	PARAMETRIC SOUND CORPORATION

	By:	/s/ John Hanson
	Name:	John Hanson
	Title:	Chief Financial Officer